EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Original Issue Date: June 30, 2007
Initial Conversion Price (subject to adjustment herein): $4.00

FORM OF SENIOR SECURED CONVERTIBLE DEBENTURE
DUE JUNE 30, 2009

FOR VALUE RECEIVED, ALTERNATIVE CONSTRUCTION COMPANY, INC., a Florida corporation (hereinafter called the "BORROWER" or “COMPANY”), hereby promises to pay to the order of a Company or its registered assigns (the "HOLDER") the sum of (U.S. ______), on June 30, 2009 (the "MATURITY DATE"), and to pay interest (“INTEREST”) on the unpaid principal balance hereof at the rate of ten percent (10%) per annum (the “INTEREST RATE”) from the Original Issue Date until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Interest shall commence accruing on the Original Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable monthly (as further described below), in cash or, to the extent not yet paid, at maturity or upon acceleration in accordance with the terms hereof. Payments of Interest shall be due and payable monthly, in arrears, on the first Business Day of each month after the Original Issue Date, (ii) on each Conversion Date (as defined in Section 2(d))(as to that principal amount then being converted), (iii) on each Redemption Date (as defined in Section 1 below), and (iv) on the Maturity Date (as defined above) (each such date, an “INTEREST PAYMENT DATE”). This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "DEBENTURE") is one of an issue of Convertible Debentures issued pursuant to the Securities Purchase Agreement (as defined in Section 1 below) on the Closing Date (collectively, the "DEBENTURES" and such other Convertible Debentures, the "OTHER DEBENTURES").

Except as otherwise expressly provided herein, this Debenture may not be prepaid by the Borrower. All payments due hereunder (to the extent not converted into Common Stock, no par value per share, of the Borrower (the "COMMON STOCK") in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued Interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid Interest may, upon written notice to the Borrower, be added to the principal amount of this Debenture, in which event Interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. All payments shall be made at the address of the Holder as set forth in the Securities Purchase Agreement (as defined in Section 1 below) or at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

The following terms shall apply to this Debenture:

Section 1. Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Debenture was originally issued (the "SECURITIES PURCHASE AGREEMENT" or the “PURCHASE AGREEMENT”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

"BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

“BUYER(S)” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“CAPITALIZED LEASE” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a “synthetic lease” (i.e., a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“CAPITALIZED LEASE OBLIGATIONS” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“CLOSING DATE” means the Trading Day when all of the Holder’s Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) each Holder’s obligations to pay the Purchase Price (ii) the Company’s obligations to deliver the Securities have been satisfied or waived, and (iii) Holder shall have delivered the purchase price for the Debenture to the Company in accordance with the Securities Purchase Agreement.

"CLOSING PRICE," as of any date, means the last sale price of the Common Stock on the PRINCIPAL MARKET as reported by Bloomberg or, if the PRINCIPAL MARKET is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last sale price of such security is available on the PRINCIPAL MARKET for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Holder.

“COMMON STOCK EQUIVALENTS” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“CONSOLIDATED EBITDA” means, with respect to the Company and its Subsidiaries for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) all rental expense determined on a consolidated basis in accordance with GAAP, less cash rents due under Operating Lease Obligations, minus (ii) the aggregate amount of cash lease payments paid or payable during such period in respect of the Capitalized Leases.

“CONSOLIDATED NET INCOME” means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges, (c) any tax refunds, net operating losses or other net tax benefits and (d) effects of discontinued operations.

“CONSOLIDATED NET INTEREST EXPENSE” means, with respect to any Person, for any period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (excluding the interest component of any Capitalized Lease Obligations), less interest income determined on a consolidated basis and in accordance with GAAP.

"CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"DEBENTURES" shall be deemed to refer to this Debenture, all other convertible debentures issued pursuant to the Securities Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

“EFFECTIVE DATE” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission.

"ELIGIBLE MARKET" shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“EQUITY PAYMENT CONDITIONS” shall mean, during each Trading Day of the period in question, (i) the Company shall have duly honored all Conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion, if any, (ii) all Required Cash Payments (as defined in Section 7(a) below) shall have been paid; (iii) no Events of Default have occurred that have not been cured, (iv) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares, Warrant Shares and other shares issued or issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future or such shares may be resold, without restriction, pursuant to Rule 144(k)), (v) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on an Eligible Market (and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (vi) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vii) there has been no public announcement of a pending or proposed Major Transaction or Change of Control Transaction that has not been consummated, (viii) all of the shares issued or issuable pursuant to the transaction proposed would not violate the Beneficial Ownership Limitation, and (ix) the daily trading volume of the Common Stock for each such Trading Day exceeds 100,000 shares and the daily trading dollar volume of the Common Stock for each such Trading Day exceeds $100,000.

“FILING DEADLINE” shall have the meaning ascribed to it in the Registration Rights Agreement.

“HIGHLY DILUTIVE EQUITY SECURITIES” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“HOLDERS” shall mean the Holder, and the holders of Other Debentures issued pursuant to the Securities Purchase Agreement.

"HOLDER PRO RATA AMOUNT" means a fraction (i) the numerator of which is the Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

"INDEBTEDNESS" shall have the meaning ascribed to it in the Securities Purchase Agreement.

“INDEBTEDNESS LOCK-UP EXCEPTIONS” means (a) Indebtedness evidenced by the Debentures or issuances to the Holders as contemplated by the Transaction Documents; (b) Indebtedness existing on the Closing Date, provided that the principal amount thereof is not increased or the terms thereof are not otherwise amended or modified after the Closing Date; and (c) Indebtedness to trade creditors incurred in the ordinary course of business. For purposes of clarification, it is expressly agreed and understood that, except for the exception to the Indebtedness Negative Covenant specified in Section 5(e)(i) hereof, the classification of Indebtedness as an “Indebtedness Lock-Up Exception” does not cause such Indebtedness to be exempted from the Subsequent Issuance Adjustments (as defined in Section 3(e) below and as defined in the Warrants), the Capital Raising Limitations as to Highly Dilutive Equity Securities specified in Section 4(e)(ii) of the Securities Purchase Agreement, the Buyer’s Rights of Participation (as defined in Section 4(e)(iii) of the Securities Purchase Agreement) or from any other provisions of the Transaction Documents.

"MARKET PRICE," as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the five (5) consecutive Trading Day period immediately preceding the date in question.

"OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“ORIGINAL ISSUE DATE” shall mean the date of the first issuance of any Debenture regardless of the number of transfers of any particular Debenture.

"PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“PERMITTED LIENS” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“PRINCIPAL MARKET” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

“PURCHASE PRICE” shall mean, as to each Buyer, the amount to be paid for the Debenture and accompanying Warrants purchased pursuant to the Securities Purchase Agreement, as specified in the Securities Purchase Agreement.

“REDEMPTION” shall mean any redemption of the Debenture hereunder, including but not limited to a Redemption Upon Major Transaction, a Company Redemption, a Prepayment Redemption, a Mandatory Redemption, and an Automatic Redemption.

“REDEMPTION DATE” shall mean the date of any Redemption of the Debenture hereunder.

“REGISTRATION RIGHTS AGREEMENT” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“REGISTRATION STATEMENT(S)” shall have the meaning ascribed to it in the Registration Rights Agreement.

“REQUIRED HOLDERS” shall mean Holders holding at least 75% of the then outstanding principal amount of Debentures.

“SHARES” shall mean the shares of Common Stock issuable upon Conversion of the Debentures.

“SUBSIDIARIES” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"TRADING DAY" shall mean any day on which the Common Sock is traded for any period on the PRINCIPAL MARKET, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

“TRANSACTION DOCUMENTS” shall have the meaning ascribed to it in the Securities Purchase Agreement.

The "VOLUME WEIGHTED AVERAGE PRICE" or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Company ("BLOOMBERG") or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “VOLUME WEIGHTED AVERAGE PRICE” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures.

Section 2. Conversion.

(a) Conversion Right.

(i)  Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of this Debenture shall have the right (a “CONVERSION RIGHT”) from time to time, and at any time on or after the Original Issue Date hereof to convert any of all of the Debentures (plus any accrued and unpaid Interest, Failure Payments (as defined in Section 6(b)) and other Required Cash Payments) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 2(b) below, subject to adjustment as provided herein) determined as provided herein (a "CONVERSION"). The Conversion Rights set forth in this Section 2 shall remain in full force and effect immediately from the Original Issue Date until the Debenture is paid in full regardless of the occurrence of an Event of Default.

(ii)  Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon Conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “BENEFICIALLY OWNED SHARES”) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of the Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% (the “MAXIMUM PERCENTAGE”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder (the “BENEFICIAL OWNERSHIP LIMITATION”). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “OFFER”) or in the event that Default Shares are being issued to the Holder pursuant to Section 8 hereof, then the Maximum Percentage shall be automatically increased immediately after such Offer to read “9.99%” each place that “4.99%” occurs in the first paragraph of this Section 2(a)(ii) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. The Beneficial Ownership Limitation provisions of this Section 2(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 4(c) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(iii)  Maximum Exercise of Rights. In the event the Holder notifies the Company that the exercise of the rights described in this Section 2 or the issuance of Interim Conversion Shares (as defined in Section 3(e)(iii) hereof), Payment Shares (as defined in the Securities Purchase Agreement) or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “ISSUABLE SHARES”) would result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 2(a)(ii) of this Agreement, then the issuance of such additional shares of Common Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount set forth calculated in the manner described in Section 2(a)(ii) of this Agreement. The determination of when such Common Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

(iv)  Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each Conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "CONVERSION AMOUNT" means, with respect to any Conversion of the Debenture, the sum of (1) the principal amount of the Debenture to be converted in such Conversion, PLUS (2) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the Conversion Date (as defined in Section 2(d) hereof), PLUS (3) at the Holder's option, any Failure Payments and other Required Cash Payment owed to the Holder.

(b) Conversion Price.

(i) Initial Conversion Price. The "CONVERSION PRICE" shall initially equal $4.00 (the "INITIAL CONVERSION PRICE") (subject to resets and adjustments pursuant to the terms of this Debenture and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

(ii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Price or the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Conversion Price Adjustment, Failure Payment Amount, Required Cash Payment amount, Interest or dividend calculation, or any redemption price, redemption amount, Default Amount or similar calculation, or the determination of whether or not a Dilutive Issuance, a Milestone Failure or an issuance of Highly Dilutive Equity Securities (as defined in the Securities Purchase Agreement) has occurred, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, Default Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price or the Volume Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, Conversion Price Adjustment or any redemption price, redemption amount or Default Amount to the Company’s independent, outside accountant or (c) the disputed facts regarding the occurrence of a Dilutive Issuance, Milestone Failure or issuance of Highly Dilutive Equity Securities to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Lead Investor (as defined in the Securities Purchase Agreement). The Company, at the Company’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “DISPUTE RESOLUTION PROCEDURES”).

(c) Reservation of Shares.

(i) Increase and Maintenance of Authorized and Reserved Amount. The Company represents that the aggregate number of its authorized shares of Common Stock is at least 100,000,000 shares and covenants that it will initially reserve (the “INITIAL SHARE RESERVATION”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the initial principal amount of this Debenture, divided by the Conversion Price in effect on the Original Issue Date of this Debenture, free from preemptive rights, to provide for the issuance of Common Stock upon the Conversion of this Debenture. Company further covenants that, beginning on the Original Issue Date hereof, and continuing until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “RESERVED AMOUNT”), free from preemptive rights, to provide for the issuance of Common Stock upon the full Conversion of this Debenture. The Reserved Amount shall be increased from time to time in accordance with the Company's obligations pursuant to Section 4(h) of the Securities Purchase Agreement. The Company represents that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then applicable Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding portion of this Debenture.

(ii) Conversion Failure. If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect such Conversion in accordance with the provisions of this Section 2 (a "CONVERSION FAILURE"), the Company shall issue to the Holder all of the shares of Common Stock which are then available to effect such Conversion. The portion of the Debenture which the Holder included in its Notice of Conversion and which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized and duly reserved for issuance by the Company to permit such Conversion.

The Company shall use its best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Debenture, based upon the Holder’s Pro Rata Reserved Amount (as defined below) and (ii) a Conversion Failure. The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of the Holder's accrued Failure Payments.

The Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the original Principal Amount of the Debenture initially issued to each Holder divided by the aggregate principal amount of all Debentures issued to all Buyers in the Offering (where the “OFFERING” shall mean the offering of debentures pursuant to the Securities Purchase Agreement)(the “PRO RATA RESERVED AMOUNT”). In the event a holder shall sell or otherwise transfer such Holder’s Debenture, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Amount. Any portion of the Reserved Amount which remains allocated to any Person or entity which does not hold any Debenture shall be allocated to the remaining holders of Debentures, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(d) Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 2(a) and the other provisions of this Debenture, this Debenture may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Original Issue Date, by (A) submitting to the Company a duly executed notice of Conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") by facsimile dispatched prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE") on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company on the date specified therein as the Conversion Date) to the office of the Company; which notice shall specify the principal amount of this Debenture to be converted (plus the dollar amount of any accrued but unpaid Interest, Failure Payments, and other Required Cash Payments that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) subject to Section 2(d)(vi), surrendering the certificate (“DEBENTURE CERTIFICATE”) representing a share Debenture at the principal office of the Company.

(ii) Conversion Date. The "CONVERSION DATE" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or its transfer agent (“TRANSFER AGENT”) before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or its Transfer Agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

(iii) Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Company shall, by no later than the third (3rd) Business Day after the Conversion Date (the "CONVERSION SHARES DELIVERY DEADLINE"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“CONVERSION SHARES”) for the principal amount of this Debenture (plus the dollar amount of any accrued but unpaid Interest, Failure Payments, and other Required Cash Payments that the Holder elects to convert into Common Stock) converted as shall be determined in accordance herewith. Upon the Conversion of this Debenture, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company's Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock and that the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

(iv) Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Conversion Share Delivery Deadline, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 8 hereof) (each, a “DELIVERY FAILURE”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “CONVERSION REVOCATION”) or rescind all or part of the notice of Mandatory Redemption (a “REDEMPTION REVOCATION”), as applicable, by delivery of a notice to such effect to the Company whereupon the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company.

(v) Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such Conversion, and, except as otherwise provided in this Debenture, unless the Company defaults on its obligations hereunder, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such Conversion. The provisions of this subsection are subject to the provisions of Section 2(d)(iv) hereof.

(vi) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Conversion Shares Deliver Deadline pursuant to Section 2(d)(iii), and if after such Conversion Shares Deliver Deadline the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Conversion Shares Deliver Deadline (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) Preferred Stock in a Stated Value equal to the Stated Value of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of Preferred Stock as required pursuant to the terms hereof.

(vii) Surrender of Debenture Certificates Upon Conversion; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender the Debenture Certificate to the Company unless all of this Debenture is converted, in which case such Holder shall deliver the Debenture Certificate being converted to the Company promptly following the Conversion Date at issue. The Holder and the Company shall maintain records showing the amount of this Debenture that is so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture Certificate upon each such Conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.

(viii) No Fractional Shares. If any Conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of this Debenture shall be the next higher number of shares.

(ix) Lost or Stolen Debenture Certificates. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Debenture Certificate, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture Certificate, if mutilated, the Company shall execute and deliver a new Debenture Certificate of like tenor and date.

(e)  Legends. The Holder understands that the Debenture Certificates and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Securities Purchase Agreement) have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably satisfactory to counsel to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

(i) Removal of Legends. The Company will issue and deliver the Conversion Shares without restrictive legends (including the legend set forth above in this Section 2(e)), and will remove any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 2(e)), in each case when and as required under Section 6(a) of the Securities Purchase Agreement. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(ii)  DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “UNLEGENDED SHARES”), provided the Holder’s Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, so long as the certificates therefor do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described herein shall likewise apply to the electronic transmittals described herein.

(f) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Debenture, including but not limited to the remedies provided in Section 2(d)(iv), Section 6 and Section 8 hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation or a Redemption Revocation pursuant to Section 2(d)(iv) hereof, the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portion of this Debenture as specified in Section 2(d)(iv) and the Company shall, as soon as practicable, return such unconverted portion of this Debenture to the Holder or, if the Debenture Certificate has not been surrendered, adjust its records to reflect that such portion of the Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Failure Payments pursuant to Section 6 to the extent required thereby for such Event of Failure and any subsequent Event of Failure and the right to receive the Default Amount pursuant to Section 8 to the extent required thereby) for the Company's failure to convert this Debenture.

(g)  [Intentionally Left Blank].

Section 3. Effect of Certain Events.

(a) Rights Upon Major Transaction or Change of Control Transaction.

(i) Major Transaction. In the event that a Major Transaction (as defined below) occurs, the Holder, at its option, may require the Company to redeem the Debenture in accordance with Section 3(a)(iii) below. Otherwise, a Change of Control Transaction shall be treated as an Assumption (as defined below) in accordance with Section 3(a)(ii) below.

For purposes hereof, “MAJOR TRANSACTION” means the occurrence after the date hereof of any of

(A) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), or

(B) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or

(C) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or

(D) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or

(E) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or

(F) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (A) through (E) above.

(ii) Assumption. For purposes hereof, each of the following shall constitute a “CHANGE OF CONTROL TRANSACTION”: (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property. The Company shall not, at any time while this Debenture is outstanding, enter into or be party to a Change of Control Transaction unless (i) any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Control Transaction (in each case, an “SUCCESSOR ENTITY”), assumes (an “ASSUMPTION”) in writing all of the obligations of the Company under this Debenture and the other Transaction Documents in accordance with the provisions of this Section 3(a)(ii) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Change of Control Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by such holder, having similar conversion rights as the Debentures (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions) and having similar ranking to the Debentures, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Change of Control Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Control Transaction, the provisions of this Debenture referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Debenture with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Change of Control Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Debenture at any time after the consummation of the Change of Control Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Debentures prior to such Change of Control Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Debenture. The provisions of this Section shall apply similarly and equally to successive Change of Control Transactions and shall be applied without regard to any limitations on the conversion of this Debenture. The requirements of this Section 3(a)(ii) are referred to herein as the “ASSUMPTION REQUIREMENTS.”

(iii) Notice; Redemption Right Upon Major Transaction. At least thirty (30) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "MAJOR TRANSACTION NOTICE"). At any time during the period beginning after the Holder's receipt of a Major Transaction Notice and ending on the fifth (5th) Trading Day immediately prior to the consummation of such Major Transaction, the Holder may require the Company to redeem (a “REDEMPTION UPON MAJOR TRANSACTION”) all or any portion of this Debenture by delivering written notice thereof ("MAJOR TRANSACTION REDEMPTION NOTICE") to the Company, which Major Transaction Redemption Notice shall indicate the portion of the principal amount (the “REDEMPTION PRINCIPAL AMOUNT”) of the Debenture that the Holder is electing to be redeemed. The portion of this Debenture subject to redemption pursuant to this Section 3(a)(iii) shall be redeemed by the Company in cash at a price equal to the greater of:

(A) the product of (1) the sum of the Redemption Principal Amount being redeemed and any accrued and unpaid Interest with respect to such Redemption Principal Amount, and any accrued and unpaid Failure Payments and other Required Cash Payments (such amounts in addition to the Redemption Principal Amount are referred to herein as the “SUPPLEMENTARY AMOUNTS”), and (2) the quotient determined by dividing (x) the greater of (I) the Closing Price of the Common Stock immediately following the public announcement of such proposed Major Transaction and (II) the Closing Price on the date that the Major Transaction Redemption Price is paid to the Holder, by (y) the Conversion Price,

and

(B) the sum of the Redemption Principal Amount being redeemed plus the Supplementary Amounts.

(The greater of (A) and (B) immediately above is referred to as the "MAJOR TRANSACTION REDEMPTION PRICE").

(iv) Escrow; Payment of Major Transaction Redemption Price. Following the receipt of a Major Transaction Redemption Notice from the Holder, the Company shall not effect a Major Transaction unless it shall first place into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount equal to the Major Transaction Redemption Price. Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Debenture.

(v) Injunction. Following the receipt of a Major Transaction Redemption Notice from the Holder, in the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (iv) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

Redemptions required by this Section 3 shall be made in accordance with the provisions of Section 10 and shall have priority to payments to shareholders in connection with a Major Transaction. To the extent redemptions required by this Section 3(a)(iii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 3, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Principal Amount submitted for redemption under this Section and the Supplementary Amounts may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of a Change of Control Transaction, into shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 3(a). Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be a conversion (instead of a Redemption) of a portion of the Debenture that would have been subject to such Redemption, and any amounts of this Debenture converted from time to time during such period shall converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Redemption Principal Amount (as defined above) and any Supplementary Amounts that are subject to such redemption. The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under this Section 3(a)(iii), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 3(a)(iii) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(b) Participation. The Holder, as the holder of the Debenture, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Debenture into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(c) Voting Rights. The Holder shall obtain common shareholder voting rights with respect to the number of shares of Common Stock held by the Holder plus the number of shares of Common Stock issuable pursuant to Conversions of the Debenture at any given time (subject to the Beneficial Ownership Limitations).

(d) Rights Upon Issuance of Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “PURCHASE RIGHTS”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete Conversion of the Debenture (without taking into account any limitations or restrictions on the convertibility of the Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Additional Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 3(e) (in the singular, a “SUBSEQUENT ISSUANCE ADJUSTMENT,” and collectively, the “SUBSEQUENT ISSUANCE ADJUSTMENTS”).

(i) Adjustment of Conversion Price upon Issuance of Common Stock, Options, Convertible Securities, Etc. (MFN Adjustment). If at any time after the Closing Date, the Company issues or sells, or in accordance with this Section 3(e) is deemed to have issued or sold, any shares of Common Stock (including but not limited to shares of Common Stock deemed to have been issued upon the issuance of Common Stock Equivalents or upon a change to the conversion or exercise price thereof, and including but not limited to the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in respect of an Exempt Issuance (as defined in the Securities Purchase Agreement)), for a consideration per share (the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 3(e)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(e)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3(e)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3(e)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) Other Events. If any event occurs of the type contemplated by the provisions of this Section 3(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Debenture; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 3(e).

(ii) Subsequent Rights Offerings. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “BASE RIGHTS OFFERING PRICE”) that is lower than the Conversion Price then in effect, then the Conversion Price shall be reduced (but not increased) to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

(iii) Milestone Adjustments. If the Company shall have failed (each a “MILESTONE FAILURE”) to meet or exceed any of the milestone events (“MILESTONE EVENTS”) that are set forth on SCHEDULE 3(e)(iii) annexed hereto for any one or more of the following periods (each a “MILESTONE PERIOD”) (i) the one year period ending December 31, 2007, and (ii) the one year period ending June 30, 2008 (each a “MILESTONE DATE”), in each case as reported in the Company’s Form 10-QSB (or Form 10-KSB, if applicable) for such fiscal quarter, then the Conversion Price shall be reduced (but not increased) (each, a “MILESTONE ADJUSTMENT”) to equal the lesser of (a) the Conversion Price then in effect, (b) the Market Price as determined on the applicable Milestone Date, or (c) the Market Price as determined on the date (each, a “MILESTONE ADJUSTMENT DATE”) that is ten (10) Trading Days after the date that Company files its next Form 10-QSB (or Form 10-KSB, if applicable) with the Commission following the end of the applicable Milestone Period (the “MILESTONE ADJUSTMENT PRICE”). For purposes of determining milestone goals, the costs and expenses of this transaction will not be counted.

Each such adjustment shall be effective as of the first day following each Milestone Date (by way of example, if the Milestone Goals are not met for the Milestone Period ending December 31, 2007, the reduction is effective immediately on January 1, 2008). As to any Conversions by the Holder that occurred following the end of a Milestone Period but prior to the date the Company’s periodic report was filed (“INTERIM PERIOD”), the Company shall retroactively send the Holder additional Conversion Shares (“INTERIM CONVERSION SHARES”) within 3 Trading Days of the date of the applicable filing if an adjustment is required hereunder (provided that to the extent any such shares would cause the Beneficial Ownership Limitation to be exceeded, such excess shares shall not be issued and delivered until such time as such shares may be so issued without exceeding the Beneficial Ownership Limitation). The number of additional Conversion Shares issued shall be equal to the number of Conversion Shares receivable from such Conversions based on the adjusted Conversion Price less any Conversion Shares previously received on account of such Conversions. Any subsequent restatements of the Company’s financials shall require similar retroactive issuances if the aforementioned events are subsequently deemed to have occurred. The Company shall provide written notice to the Holder no later than 1 Business Day following the Company’s filing of the applicable periodic report with the Commission, indicating therein the new Conversion Price and the revenue for the applicable quarter. In the event that there is an adjustment to the Conversion Price pursuant to any other provision under this Debenture during the Interim Period, the Conversion Price shall be the lower of (i) the Conversion Price as adjusted pursuant to the other provisions of this Debenture and (ii) the new Conversion Price as determined hereunder. Notwithstanding anything herein to the contrary, (i) the provision shall only have the effect of reducing the Conversion Price and (ii) each adjustment shall be permanent notwithstanding future Revenue or the achievement of any other milestones and cumulative with any other adjustments hereunder.

(iv) Adjustments to Conversion Price During Major Announcements. Notwithstanding anything contained in this Debenture to the contrary, in the event the Company makes any public announcement (the date of such announcement is hereinafter referred to as the “Announcement Date”) anytime during the period beginning five (5) Business Days before any Milestone Adjustment Date and ending five (5) Business Days after such Milestone Adjustment Date (the “Protected Period”), then the “Milestone Adjustment Price” for such Milestone Adjustment shall equal the lesser of (X) the Milestone Adjustment Price as determined pursuant to Section 3(e)(iii) above, (Y) the Market Price as determined on the Trading Day immediately preceding the Announcement Date and (Z) the Market Price as determined on the date that is ten (10) Trading Days after the Announcement Date.

(v) Pro Rata Distributions. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(vi) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(vii) Notice of Dilutive Issuances and Adjustments. The Company shall notify the Holder in writing, no later than one (1) Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(e), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “DILUTIVE ISSUANCE NOTICE”). The Company shall notify the Holder in writing, no later than one (1) Business Day following any Milestone Adjustment Date, indicating therein the applicable Milestone Adjustment Price (such notice, a “MILESTONE ADJUSTMENT NOTICE”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice or a Milestone Adjustment Notice pursuant to this Section 3(e), upon the occurrence of any Dilutive Issuance or Milestone Adjustment, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price (as adjusted) on or after the date of such Dilutive Issuance or Milestone Adjustment, as applicable, regardless of whether the Holder accurately refers to the Conversion Price (as adjusted) in the Notice of Conversion. Whenever the Conversion Price is adjusted pursuant to this Section 3 or otherwise, the Company shall promptly mail to the Holder a notice (a “CONVERSION PRICE ADJUSTMENT NOTICE”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. For purposes of clarification, whether or not the Company provides a Conversion Price Adjustment Notice pursuant to this Section 3(e), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a number of Conversion Shares based upon the new Conversion Price, as adjusted, for Conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

Section 4. Company’s Right to Redeem. Anytime after the Effective Date, if (i) the Equity Payment Conditions have all been met for each of the prior three (3) Trading Days, and (ii) the Market Price of the Common Stock for each of the prior three (3) Trading Days exceeds 300% of the Initial Conversion Price for this Debenture, then the Company may provide to the Holders a fifteen (15) Trading Day advance notice (an “ADVANCE COMPANY REDEMPTION NOTICE”) stating that the Company has elected to Redeem all or any portion (the “TARGET REDEMPTION AMOUNT”) of the outstanding Debenture on the date that is fifteen (15) Trading Days after the date of such notice (the “TARGET REDEMPTION DATE”), and certifying that the Company has set aside available cash in the amount of the aggregate projected Company Redemption Amount (as defined below) for use in effecting the redemption. If the Equity Payment Conditions are met during each Trading Day of the fifteen (15) consecutive Trading Day period immediately preceding the Target Redemption Date (the “THRESHOLD PERIOD”) and the daily VWAP for the Common Stock exceeds 300% of the Initial Conversion Price of this Debenture during each Trading Day of such Threshold Period, then the Company shall, within five (5) Trading Days after such Threshold Period, deliver the Company Redemption Amount (as defined below) to each Holder (a “COMPANY REDEMPTION”). If any one or more of the Equity Payment Conditions are not met on any Trading Day during the Threshold Period, then the Company shall not be entitled to redeem the portion of the Debenture described in the Advance Company Redemption Notice. Any Company Redemption shall be applied ratably to all of the Holders in proportion to each Holder’s initial purchase of its Debenture under the Securities Purchase Agreement, provided that any voluntary Conversions by a Holder during the Threshold Period shall be applied against such Holder’s pro-rata allocation thereby decreasing the aggregate amount forcibly converted hereunder. The Holder, at its option, may continue to convert all or any portion of its Debenture (including but not limited to the portion that is the subject of the Company Redemption) in accordance with the terms hereof after the receipt of an Advance Company Redemption Notice until the Holder receives payment of the Company Redemption Amount, and the amount of this Debenture to be redeemed shall not exceed the amount which remains outstanding as of the date of Payment of the Company Redemption Amount. Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the period from the date of the Advance Company Redemption Notice until the date the Company Redemption Amount (as defined below) is paid in full shall be considered to be a conversion (instead of a Redemption) of a portion of the Debenture that would have been subject to such Company Redemption, and any amounts of this Debenture converted from time to time during such period shall converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Target Redemption Amount (as defined above) that is subject to such redemption. Once the Company delivers an Advance Company Redemption Notice, the Company may not deliver another such notice for at least twenty (20) Trading Days. The “COMPANY REDEMPTION AMOUNT” shall equal one hundred and ten percent (110%) of the outstanding principal amount of the Debenture being redeemed, plus all accrued and unpaid Interest, Failure Payments and other Required Cash Payments.

The Holder’s Warrants (as defined in the Securities Purchase Agreement) are detachable from this Debenture. A Redemption of the Debenture shall not have any effect on the Holder’s Warrants. Notwithstanding any Redemption of the Debenture, the Holder shall retain all of the outstanding Warrants which it received upon Closing, or otherwise.

Section 5. Certain Covenants; Misc.

(a) Distributions on Capital Stock. Until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, without the Holder's written consent, (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (ii) directly or indirectly or through any Subsidiary of the Company make any other payment or distribution in respect of its capital stock.

(b) Restriction on Stock Repurchases. Until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

(c) Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, and will at all times in good faith carry out all of the provisions of this Debenture and take all action as may be required to protect the rights of the Holder of this Debenture.

(d) Senior Securities; Priority. The Debentures shall constitute senior debt of the Company. There is no debt currently outstanding that is senior to the Debentures except as otherwise set forth on SCHEDULE 5(D). All future debt issued by the Company or any Subsidiary shall be subordinated and junior to the Debentures. Neither the Company nor any Subsidiary shall, without the written permission of the Holder, issue any other debt that is senior to, or pari passu with, the Debentures. From the Original Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full, before entering into, or permitting any Subsidiary to enter into, any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Holder, from the proposed debt holder.

(e) Negative Covenants. As long as any portion of this Debenture remains outstanding, without the prior written consent of the Required Holders, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(i) other than securities issued in connection with an Indebtedness Lock-Up Exception (as defined herein) and issuances to the Holders as contemplated by the Transaction Documents, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom; other than any existing indebtedness (the “Indebtedness Negative Covenant”);

(ii) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "LIENS") of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(iii) amend its charter documents, including, without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of Common Stock or Common Stock Equivalents other than as to the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents.

(v) other than those required under the terms of this Debenture, pay cash dividends or distributions on any equity securities of the Company;

(vi) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, except with respect to standard employment arrangements with officers and directors and employees of the Company; or

(vii) enter into any agreement with respect to any of the foregoing.

(f) [Intentionally Left Blank].

(g) Secured Obligation. The obligations of the Company under this Debenture are secured by all assets of the Company and certain of the Subsidiaries pursuant to the Security Agreement (“SECURITY AGREEMENT”) of date even herewith, between the Company, certain of the Subsidiaries of the Company and the Secured Parties (as defined therein).

(h) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any existing Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due, an Event of Default has occurred and is continuing.

(i) Construction; Headings. This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof.  The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

Section 6. Events of Failure.

(a) Definitions.

Each of the following shall be considered to be an “EVENT OF FAILURE”:

(i) A Conversion Failure as defined in Section 2(c)(ii) hereof;

(ii) A Registration Failure as defined in Section 7(c) hereof;

(iii) A Delisting Event as defined in Section 7(i) hereof;

(iv) A Share Authorization Failure as defined in Section 7(k) hereof;

(v) A Stop Trade Failure as defined in Section 7(l) hereof;

(vi) A Delivery Failure pursuant to Section 2(d)(iv) hereof or a failure by the Company to timely deliver Common Stock to the Holder pursuant to and in the form required by this Debenture, the Securities Purchase Agreement or the Warrant, or, if requested by Holder, a replacement Debenture Certificate;

(vii) A Cross Default as defined in Section 7(n) hereof;

(viii) A Legend Removal Failure as defined in Section 7(p); or

(ix) Breach of any provision of Section 4(e) of the Securities Purchase Agreement.

(x) A Payment Failure as defined in Section 7(a) hereof.

(b) Failure Payments. The Company understands that any Event of Failure (as defined above) could result in economic loss to the Holder. In the event that any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder the amount equal to eighteen percent (18%) per annum (“FAILURE PAYMENTS”) of the aggregate outstanding principal amount of the Holder’s Debenture on such day (or the maximum rate allowed under applicable law, whichever is less) after the date of the Event of Failure until the Event of Failure is cured, accruing daily and compounded monthly. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Default until the applicable Default Amount is paid in full. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Failure Payments are in addition to Interest Payments and in addition to any Shares that the Holder is entitled to upon Conversion of this Debenture. Notwithstanding anything to the contrary herein, to the extent that any Failure Payments accrue solely as a result of a Registration Failure for failure to obtain timely initial effectiveness of the Registration Statement (“INITIAL EFFECTIVENESS FAILURE PAYMENTS”), such Initial Effectiveness Failure Payments shall cease to accrue at any time when the Holder is eligible, in the Company’s reasonable opinion, to resell the shares that would be issuable upon Conversion of its Debenture, pursuant to Rule 144(k), without volume limitations. Notwithstanding the above, in the event that (i) the Company has, by the Filing Deadline (as defined the Registration Rights Agreement) filed a Registration Statement (as defined in the Registration Rights Agreement) covering the number of shares required by the Registration Rights Agreement, (ii) the Registration Statement has been declared effective by the Registration Deadline (as defined in the Registration Rights Agreement) and (iii) the Holder’s Pro Rata Share (as defined in the Registration Rights Agreement) of the shares covered by the effective Registration Statement, after it is declared effective, covers less (a “REGISTRATION SHORTFALL”) than the number of shares issuable upon full conversion of the Holder’s Debenture plus accrued and unpaid interest (the “FULLY DILUTED CONVERSION AMOUNT”), then such event shall constitute an Event of Failure, provided that if such Registration Shortfall is the direct result of an SEC Share Reduction (as defined in the Registration Rights Agreement), then in lieu of the Failure Payment specified above, the “Failure Payment” for such failure shall equal twelve percent (12%) per annum of the Illiquid Amount (as defined below) of the Holder’s Debenture on such day (or the maximum rate allowed under applicable law, whichever is less) after the date of the Event of Failure until the Event of Failure is cured, accruing daily and compounded monthly, until such time as the Illiquid Principal Amount is reduced to zero.

For purposes hereof, the “ILLIQUID AMOUNT” shall mean the outstanding principal amount of the Holder’s Debenture plus accrued and unpaid interest (the “TOTAL AMOUNT”), less the Liquid Amount, where “LIQUID AMOUNT” shall mean that portion of the Total Amount that could then be converted into shares of Common Stock that (i) are covered by an effective Registration Statement or (ii) may be sold within the immediately following twenty (20) Trading Days under the applicable volume limitations of Rule 144. The Liquid Amount shall be re-calculated every ninety (90) days and upon the effectiveness of a Registration Statement covering the Registrable Securities issuable upon conversion of the Debenture.

(c) Payment of Accrued Failure Payments. The accrued Failure Payments for each Event of Failure shall be paid in cash on or before the fifth (5th) day of each month following a month in which Failure Payments accrued, PROVIDED that, at the option of the Holder (by written notice to the Company), if such payments are not paid within the time period specified, such payments shall be added to the outstanding principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock at the applicable Conversion Price in accordance with the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Failure Payments) for the Company's Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Any shares of Common Stock issued upon Conversion of such amounts shall be Registrable Securities (as defined in the Registration Rights Agreement).

(d) Maximum Rate of Interest. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

(e) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Failure Payments, pursuant to a Redemption Upon Major Transaction or pursuant to a Mandatory Redemption shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

Section 7. Events of Default.

Each of the following events shall be considered to be an "EVENT OF DEFAULT":

(a) Failure to Make Cash Payments. The Company fails to pay (each, a “PAYMENT FAILURE”) any cash payments due to the Holder under the terms of this Debenture when due under this Debenture, whether on an interest or dividend payment due date, at maturity, upon mandatory prepayment, upon acceleration, upon an Event of Failure, or upon any Redemption or otherwise or fails to pay any liquidated damages that are due and owing under this Debenture, the Securities Purchase Agreement, a Warrant or any other Transaction Document when due, including but not limited to all accrued and unpaid Interest, Failure Payments and accrued and unpaid Interest thereon (each cash payment referred to above is referred to as a “REQUIRED CASH PAYMENT”), and such Payment Failure continues for a period of ten (10) days after the applicable due date with respect to Required Cash Payments in excess of $50,000 or continues for a period of thirty (30) days after the applicable due date with respect to Required Cash Payments that are $50,000 or less; or

(b) Conversion and Delivery of the Shares. The Company (i) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of this Debenture (for a period of at least sixty (60) days, if such failure is a Conversion Failure solely as a result of a shortage of authorized shares and the Company is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable or for a period of at least twenty (20) days if such failure is a Delivery Failure under Section 2(d)(iv) and is not as a result of a shortage of authorized shares), (ii) at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (iii) fails for a period of twenty (20) days to transfer or cause its Transfer Agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Holder upon Conversion of the Debenture as and when required by the terms of this Debenture or the Registration Rights Agreement, or (iv) fails for a period of twenty (20) days to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon Conversion of this Debenture as and when required by the Debenture, the Securities Purchase Agreement or the Registration Rights Agreement (or makes any announcement or written statement that it does not intend to honor the obligations described in this paragraph); or

(c) Failure to Effect Registration.  A Registration Default occurs, where “REGISTRATION DEFAULT” shall mean a Registration Failure (as defined below) that occurs and remains uncured for a period of more than ninety (90) days.

For purposes hereof, “REGISTRATION FAILURE” means that (A) the Company fails to file with the Securities and Exchange Commission on or before the Filing Deadline the Registration Statement(s) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or (B) the Company fails to obtain effectiveness with the Securities and Exchange Commission, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of the Registration Statement(s) (as defined in the Registration Rights Agreement) that are required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to keep such Registration Statements current and effective as required in Section 3 of the Registration Rights Agreement, or (C) the Company fails to file any amendment to the Registration Statement, or any additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement within twenty (20) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or (iv) any Registration Statement required to be filed under the Registration Rights Agreement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company's failure to file and obtain effectiveness with the SEC of an additional Registration Statement or amended Registration Statement required pursuant to Section 3 of the Registration Rights Agreement or otherwise). A Registration Default shall also be deemed to have occurred if, at any time, the Company fails to provide a commercially reasonable written response to any comments (“SEC COMMENTS”) to a Registration Statement submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company (a “COMPANY SEC COMMENT RESPONSE FAILURE”); or

(d) Breach of Covenants.  The Company breaches any covenant or other term or condition of this Debenture, or any of the other Transaction Documents in any material respect, for which a default period is not already specified, and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Company from the Holder; or

(e) Breach of Representations and Warranties.  Any representation or warranty of the Company made herein, in any of the Transaction Documents or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants), shall be false or misleading in any material respect when made and the breach of which has a Material Adverse Effect on the rights of the Holder with respect to this Debenture, the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants; or

(f) Receiver or Trustee.  The Company or any “Significant Subsidiary” (as defined below) of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

(g) Judgments.  Any money judgment, writ or similar process shall be entered or filed by a court against the Company or any Subsidiary of the Company or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

(h) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any "significant Subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Company; or

(i) Delisting of Common Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of thirty (30) days, where a “DELISTING EVENT” means delisting of the Common Stock from the Principal Market; failure to comply with the requirements for continued listing on the Principal Market or an Eligible Market for a period of seven (7) consecutive Trading Days; or notification from the Principal Market that the Company is not in compliance with the conditions for such continued listing on the Principal Market; or

(j) Default Under Other Debentures or Warrants.  An Event of Default has occurred and is continuing with respect to any Debenture issued pursuant to the Securities Purchase Agreement and held by other holders or under any of the warrants issued to other holders pursuant to the other purchase agreements relating to the Debenture; or

(k) Failure to Authorize and Reserve Common Stock. A Share Authorization Failure (as defined below) occurs and remains uncured for a period of sixty (60) days, where a “SHARE AUTHORIZATION FAILURE” means that the Company shall fail to authorize and reserve, and maintain authorized and reserved, shares of Common Stock as required under Section 2(c) hereof; or

 (l) Stop Trade. A Stop Trade Default occurs, where a “STOP TRADE DEFAULT” means a Stop Trade Failure (as defined below) that occurs and remains uncured for a period of thirty (30) days, where a “STOP TRADE FAILURE” means an SEC or judicial stop trade order or Principal Market trading suspension with respect to Common Stock. A “STOP TRADE DEFAULT” shall immediately occur in the event of a Stop Trade Failure, where a contributing cause to such trade stoppage is a failure by the Company to make any required filings within the time required by the applicable laws or regulations (a “COMPANY FILING FAILURE”); or

(m) Reverse Splits. The Company effectuates a reverse split of its Common Stock without the prior written consent of the Holder;

(n) Cross Default. An Event of Default in any other Debenture issued by the Company to the Holder pursuant to the Securities Purchase Agreement or any other agreement between the parties currently existing or in the future shall constitute an Event of Default hereunder. In addition, a Cross Default (as defined below) that occurs and remains uncured for a period of twenty (20) days shall constitute an Event of Default, where a “CROSS DEFAULT” means a breach or default by the Company of a material term, covenant, warranty or undertaking of any of the Transaction Documents (as that term is defined in the Securities Purchase Agreement) or other agreement to which the Company and Holder are parties, including but not limited to the Debentures, the Warrants issued pursuant to the Securities Purchase Agreement and the Warrants issued pursuant to other securities purchase agreements related to the sale of Debentures, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period; or

(o) Failure to Make Timely 1934 Act Filings.  An SEC Filing Failure (as defined below) occurs and remains uncured for a period of thirty (30) days, where an “SEC FILING FAILURE” means that the Company shall fail to make timely filings of all reports required to be filed with the SEC pursuant to the Securities Act of 1934 (the “1934 Act”) or the Company shall cease to be a “Reporting Issuer” under the 1934 Act; or

(p) Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of twenty (20) days, where “LEGEND REMOVAL FAILURE” means a failure by the Company to issue Conversion Shares or Payment Shares without restrictive legends or to remove restrictive legends from Conversion Shares or Payment Shares when so required, in each case pursuant to Section 2(e) hereof or otherwise pursuant to the Transaction Documents; or

(q) Corporate Existence; Major Transaction. The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 3(a)(iii) or, if the Holder did not elect a Redemption Upon Major Transaction (if applicable), the Company has failed to meet the Assumption Requirements of Section 3(a)(ii) prior to effecting a Change of Control Transaction; or

(r) Breach of Capital Raising Limitations, Limited Issuances or Rights of Participation. A breach of any of Section 4(e)(i - v) of the Securities Purchase Agreement occurs; or

(s) (i) the indictment or conviction of any of the named executive officers (as defined in Item 402(a)(3) of Regulation S-K) or any of the directors of the Company of a violation of federal or state securities laws or (ii) the settlement in an amount over $100,000 by any such officer or director of an action relating to such officer's violation of federal or state securities laws, breach of fiduciary duties or self-dealing; or

(t) any default under, redemption of or acceleration prior to maturity of any Indebtedness in excess of $100,000, in the aggregate, of the Company or any of its Subsidiaries (as defined in the Securities Purchase Agreement); or

(u) any breach or failure in any respect to comply with any of the Potential Partner Conditions, where "POTENTIAL PARTNER CONDITIONS" means at any time while more than 20% of the principal amount of the Debentures remain outstanding, there shall be no disclosure that any executive officer of such Person has (i) exhibited dishonesty in the performance of his or her duties, which is independently verified and is materially and demonstrably injurious to the Company; or (ii) been convicted of (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, in each case, which is materially and demonstrably injurious to the Company; or

(v) the Company has failed to comply in good faith with the Dispute Resolution Procedures (as defined herein) or has failed to adjust the Conversion Price as required hereunder following a Dilutive Issuance, a Milestone Event, or otherwise (after any applicable Dispute Resolution Procedure required herein); or

(w) the Company's written notice to any holder of Debentures, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of any Debentures into shares of Common Stock; or

(x) following the effectiveness of the Registration Statement, the Company files a Form 15 with the Securities and Exchange Commission with respect to or otherwise deregisters its shares of Common Stock and as a result such shares of Common Stock are no longer publicly tradeable or quotable; or

(y) following the effectiveness of the Registration Statement, the Company consummates a “going private” transaction, which is not consented to by the Holder and as a result the Common Stock is no longer registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

Section 8. Mandatory Redemption; Posting of Bond.

(a) Mandatory Redemption. If any Events of Default shall occur then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holders (the "DEFAULT NOTICE"), the Debenture shall become immediately due and payable and the Company shall pay to the Holder (a “MANDATORY REDEMPTION”), in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) and (ii) immediately below, referred to herein as the "DEFAULT AMOUNT" or the “MANDATORY REDEMPTION AMOUNT”):

(i) the Mandatory Redemption Premium, multiplied by the SUM of

(x) the aggregate outstanding principal amount of this Debenture, PLUS

(y) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the date of payment of the Default Amount (the "DEFAULT PAYMENT DATE"), PLUS

(z) accrued and unpaid Failure Payments and other Required Cash Payments, if any

(the then outstanding principal amount of this Debenture to the date of payment PLUS the amounts referred to in clauses (y) and (z) shall collectively be known as the "DEFAULT SUM"),

or

(ii) the Conversion Value of the Default Sum to be prepaid, where ”CONVERSION VALUE” means

(a) the number of shares of Common Stock that would be issuable upon conversion of such Default Sum in accordance with Section 2 (without giving any effect to any limitation on Conversion of this Debenture contained herein, including but not limited to the Beneficial Ownership Limitation) on the date that the Holder delivers a Default Notice to the Company or the date that the Company pays the Default Amount, whichever yields the greatest number of shares (the “DEFAULT NOTICE DATE”) calculated as follows: the Default Sum divided by the lesser of (1) the Conversion Price in effect on the Default Notice Date or (2) the Conversion Price in effect on the date that the Company pays the Default Amount.

MULTIPLIED BY

(b) the greater of (i) the Closing Price (as defined herein) for the Common Stock on the Default Notice Date or (ii) the Closing Price on the date that the Company pays the Default Amount.

For purposes hereof, the “MANDATORY REDEMPTION PREMIUM” shall mean 125% for the first twelve (12) months after the Closing Date (based upon the date of the Default Notice), and shall mean 115% thereafter. After an Event of Default occurs, the Conversion Price shall be permanently decreased (but not increased) on the first Trading Day of each calendar month thereafter (each a “DEFAULT ADJUSTMENT DATE”) until the Default Amount is paid in full, to a price equal to the lesser of (i) the Conversion Price then in effect, or (ii) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began. Notwithstanding the occurrence of an Event of Default, Failure Payments and any other Required Cash Payments shall continue to accrue. Five Business Days after the Company’s receipt of the Holder’s Default Notice, the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Company fails to pay the Default Amount within ten (10) Business Days of written notice that such amount is due and payable (the “DEFAULT AMOUNT DUE DATE”), then interest shall accrue thereon at a rate of eighteen percent (18%) per annum, compounded monthly (or the maximum amount allowed by applicable law, whichever is less), and the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“DEFAULT CONVERSION NOTICE”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the “SPECIFIED PORTION”) of the unpaid portion (the “UNPAID PORTION”) of the Default Amount, a number of shares (the “DEFAULT SHARES”) of Common Stock, subject to the Beneficial Ownership Limitation, equal to the Specified Portion of the Default Amount divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company (the “DEFAULT SHARE DELIVERY DEADLINE”).

To the extent redemptions required by this Section 8 are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Debenture submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the principal amount of the Debenture submitted for redemption by such Holder relative to the total principal amount of Debentures submitted for redemption by all Holders.

The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded. If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

(b) Posting of Bond. In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents (as defined in the Securities Purchase Agreement), then the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “SURETY BOND”) for the benefit of such Holder in an amount equal to the aggregate Surety Bond Value (as defined below) of all of the Holder’s Debenture and Warrants (the “BOND AMOUNT”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “LAWSUIT” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents (as defined in the Securities Purchase Agreement).

“DEBENTURE MARKET VALUE” shall mean the outstanding principal amount of this Debenture, plus any accrued and unpaid Interest, Failure Payments and other Required Cash Payments, divided by the lowest Conversion Price in effect at any time during the period between the applicable Event of Default and the filing of the Surety Bond required by this subsection (the “SURETY BOND PRICING PERIOD”), all multiplied by the highest Closing Price during the Surety Bond Pricing Period.

“SURETY BOND VALUE,” for each Debenture, shall mean 130% of the highest Debenture Market Value (as defined above) of each of the Holder’s Debenture and for each Warrant, shall mean 130% of the highest Black Scholes value (as defined in Section 10(b) of the Warrants) of each of the Holder’s Warrants (where, in each case, such highest market value represents the highest value determined during the period from the date of the subject Event of Default through the Trading Day preceding the date that such Surety Bond goes into effect).

(c)  Injunction and Posting of Bond. In the event that the Event of Default referred to in subsection 8(b) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Debenture Conversion, Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Conversion of all or part of said Debenture shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

 (d) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Debentures for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an "OTHER REDEMPTION NOTICE"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

Section 9. Principal Payments; Prepayment Option; Automatic Redemption.

(a) Principal Payments. In addition to any other payments required hereunder, the Company shall make monthly payments (each, a “REQUIRED PRINCIPAL PAYMENT”) against the outstanding principal of this Debenture, in cash, on the first Business Day of each month beginning on July 1, 2008 (each, a “REQUIRED PRINCIPAL PAYMENT DATE”). Each Required Principal Payment shall equal one twenty-fourth (1/24th) of the Original Principal Amount of this Debenture, with a balloon payment due on the Maturity Date (in conjunction with an Automatic Redemption, as described below). Provided that, as of the Required Principal Payment Date, (i) the Market Price of the Common Stock exceeds the 110% of the Conversion Price, and (ii) the Equity Payment Conditions have been met for each of the immediately preceding ten (10) consecutive Trading Days (the “DEFERRAL CONDITIONS”), the Company, at its option, upon written notice to Holder given at least five (5) Business Days prior to the Required Principal Payment Date, may defer any Required Principal Payment until no later than next the Required Principal Payment Date that occurs after the Deferral Conditions are no longer met (the “DEFERRAL ENDING DATE”). The Company shall notify that Holder, in writing, no later than two Business Days after any date that the Deferral Conditions are not met during any period while any Principal Payments are being deferred.

(b) Prepayment Option. The Company, at its option, upon twenty (20) Trading Days advance notice (“PREPAYMENT REDEMPTION NOTICE”) given anytime after Closing, may redeem any or all of the outstanding amount of this Debenture (a “PREPAYMENT REDEMPTION”), at any time that the Equity Payment Conditions (excluding Equity Condition number “ix”) are in effect, for an amount (the “PREPAYMENT REDEMPTION AMOUNT”) equal to 100% of the outstanding principal amount of the Debenture which is being redeemed, plus all accrued and unpaid Interest, Failure Payments or and other Required Cash Payments, provided that, in conjunction with any Prepayment Redemption, the Company shall issue to the Holder a Prepayment Redemption Warrant (as defined in the Securities Purchase Agreement). Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the period from the date of the Prepayment Redemption Notice until the date the Prepayment Redemption Amount is paid in full shall be considered to be a Conversion (instead of a Redemption) of a portion of the Debenture that would have been subject to such Prepayment Redemption, and any amounts of this Debenture converted from time to time during such period shall converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the amount of such redemption.

 (c) Automatic Redemption at End of Term. Any Debenture that has not been submitted for Conversion into Common Stock and has not been subjected to a Default Notice by midnight, New York City time, on the Maturity Date (the “AUTOMATIC REDEMPTION DATE”), shall be automatically redeemed (“AUTOMATIC REDEMPTION”) for a redemption price, in cash, equal to the outstanding principal amount of this Debenture, plus all accrued and unpaid Interest, Failure Payments and other Required Cash Payments (the “AUTOMATIC REDEMPTION AMOUNT”). The Automatic Redemption Amount shall be due and payable within 5 Trading Days of the Automatic Redemption Date.

Section 10. Holder’s Redemptions.

(a) Mechanics of Holder’s Redemptions. In the event that the Holder has sent a Default Notice or a Major Transaction Redemption Notice to the Company pursuant to Section 3(a) or a Default Notice pursuant to Section 8(a), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Debenture to the Company. If the Holder has submitted a Major Transaction Redemption Notice in accordance with Section 3(a)(iii), the Company shall deliver the applicable Major Transaction Redemption Price to the Holder concurrently with the consummation of such Major Transaction if such notice is received prior to the consummation of such Major Transaction and within five (5) Business Days after the Company's receipt of such notice otherwise. In the event of a redemption of less than all of the outstanding principal amount of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture representing the outstanding principal amount which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Debenture representing Redemption Principal Amount (and any Supplemental Amounts) that were submitted for redemption and for which the applicable Major Transaction Redemption Price (together with any late charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Principal Amount, (y) the Company shall immediately return this Debenture, or issue a new Debenture to the Holder representing the sum of such Redemption Principal Amount to be redeemed together with all Supplemental Amounts with respect to such Redemption Principal Amount and (z) the Conversion Price of this Debenture or such new Debentures shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Price during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Supplemental Amounts which have accrued prior to the date of such notice with respect to the Redemption Principal Amount subject to such notice.

(b) Warrants Detachable. The Warrants constitute a separate, detachable security from the Debentures. In the event of any redemption or exchange of the Debentures, in whole or in part, by the Company, the Holder shall retain any of its Warrants that have not been exercised or redeemed in accordance with their terms.

Section 11.  Miscellaneous.

(a) Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be  Alternative Construction Company, Inc.; 2910 Bush Drive, Melbourne, FL 32935; Telephone: (321) 421-6349; Fax: (321) 421-6616 Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty  (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c) Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(d) Amendments. Except as otherwise expressly provided herein, the Debentures and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term "DEBENTURE" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(e) Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

(f) Payment of Collection, Enforcement and Other Costs. If (i) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

(g) Governing Law; Equitable Relief. All questions concerning the construction, validity, enforcement and interpretation of this Debenture or the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(h) Certain Amounts. Whenever pursuant to this Debenture the Company is required to pay an amount in excess of the principal amount of the outstanding Debenture (or the portion thereof required to be paid at that time) plus accrued and unpaid Interest, plus Failure Payments on such amounts, plus any other Required Cash Payments, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon Conversion of this Debenture at a price in excess of the price paid for such Shares pursuant to this Debenture. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

(i) Allocations of Reserved Amount. The Reserved Amount shall be allocated pro rata among the holders of Debentures based on the original principal amount of Debentures issued to the Holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Debentures based on the aggregate number of Shares into which all of the Holder’s outstanding Debenture would be convertible and into which all of Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “FULLY DILUTED HOLDINGS”). In the event a Holder shall sell or otherwise transfer any of such Holder's Debenture, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any Person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(j) Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of this Debenture shall be deemed to have been acquired at the time the Debenture was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of this Debenture shall be deemed to have commenced on the date this Debenture was issued.

(k) Purchase Agreement. By its acceptance of the Debenture, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.

(l) Notice of Corporate Events.  Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company's shareholders (and copies of proxy materials and other information sent to shareholders). In the event the Company takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 10(k).

(m) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Debenture and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Company has caused the Debenture to be signed in its name by its duly authorized officer this 30th day of June, 2007.

COMPANY: ALTERNATIVE CONSTRUCTION COMPANY, INC.

By:
Print Name:
Title:

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $__________ in principal amount of the Debenture (defined herein) into shares of Common Stock, no par value per share ("COMMON STOCK"), of ALTERNATIVE CONSTRUCTION COMPANY, INC. (the "COMPANY"), plus:

- $_________ in accrued and unpaid Interest Payments,
- $_________ in accrued and unpaid Failure Payments, plus
- $_________ in other Required Cash Payments (specify): _____________
______________________________________________________.

all according to the conditions of the convertible Debenture of the Company dated as of June 30, 2007 (the "DEBENTURE"), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

Name of DTC Prime Broker:______________________________
Account Number:________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name: _________________________________________________

Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Debenture shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:_______________________________
Applicable Conversion Price:________________________
Number of Shares of Common ______________________
Stock to be Issued Pursuant to (i): ____________________
Conversion of the Debenture:_______________________

(ii) Conversion of accrued and unpaid Interest Payments, in accrued and unpaid Failure Payments, and/or other Required Cash Payments: ______________________________________________________________.

Signature: ______________________________________________________
Name: _________________________________________________________
Address: _______________________________________________________

The Company is not required to issue shares of Common Stock until the original Debenture(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent, if such delivery is required under the terms of the Debenture. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than two Business Days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debenture for the number of Business Days such issuance and delivery is late.